SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                   FORM 8-K/A
                                 Amendment No. 2


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                  June 24, 1996
                        (Date of Earliest Event Reported)



                                  SEITEL, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



        0-14488                                            76-0025431
(Commission File Number)                       (IRS Employer Identification No.)


50 Briar Hollow Lane, West 7th Floor
Houston, Texas                                                77027
(Address of principal executive offices)                    (Zip code)



               Registrant's telephone number, including area code

                                 (713) 627-1990

                                                                          Page
                                                                        --------

Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired

               Historical Financial  Information  Related to Certain
                    Oil and Gas Properties Acquired by Seitel, Inc. ("the Properties"):

                    Report of Independent  Public Accountants              F - 1

                    Statement of Revenue and Direct Operating Expenses     F - 2
                         for the Year  Ended  December  31,  1995
                         and for the Six Months Ended June 30, 1996 and 1995 (Unaudited)

                    Notes to Statement of Revenue and Direct Operating     F - 3
                         Expenses

          (b)  Pro Forma Financial Information

               Seitel, Inc. and  Subsidiaries Pro Forma Condensed
                    Consolidated Financial Statements:

                    Pro  Forma Condensed  Consolidated  Statements of
                         Operations (Unaudited):
                              Year Ended December 31, 1995                 F - 5
                              Six Months  Ended  June 30,  1996            F - 6
                    Notes to Pro  Forma Condensed Consolidated Financial   F - 7
                         Statements (Unaudited)

          (c)  Exhibits

               23.1 Consent of Arthur Andersen LLP

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 5, 1996


                                   SEITEL, INC.

                                   BY:  /s/ Paul A. Frame
                                        ----------------------------------------
                                        PAUL A. FRAME
                                        President and Chief Executive Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Seitel, Inc.:

We have audited the accompanying Statement of Revenue and Direct Operating Expenses for Certain Oil and Gas Properties of Cox & Perkins Exploration, Inc. Acquired by Seitel, Inc., for the year ended December 31, 1995. This statement is the responsibility of the management of Seitel, Inc. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of Seitel, Inc. and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the statement referred to above presents fairly, in all material respects, the Revenue and Direct Operating Expenses for Certain Oil and Gas Properties of Cox & Perkins Exploration, Inc. Acquired by Seitel, Inc., for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP



Houston, Texas
September 5, 1996




                                       F-1

               STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES
                      FOR CERTAIN OIL AND GAS PROPERTIES OF
          COX & PERKINS EXPLORATION, INC. ACQUIRED BY SEITEL, INC. (1)<F1>
                                 (in thousands)


                                                                             (Unaudited)
                                                                        ---------------------
                                                    For the Year          For the Six Months
                                                        Ended               Ended June 30,
                                                     December 31,       ---------------------
                                                         1995             1996         1995
                                                      ---------         ---------   ---------

Revenue.............................................  $  1,219          $   4,107   $     150

Direct Operating Expenses...........................       105                371          19
                                                      ---------         ---------   ---------

Excess of Revenue over Direct
   Operating Expenses...............................  $  1,114          $   3,736   $     131
                                                      =========         =========   =========


<F1> (1)  These  statements reflect  the  revenue  and  direct  operating expenses attributable to the 28.5% working interest acquired by Seitel, Inc.


   The accompanying notes are an integral part of these financial statements.




                                       F-2

               NOTES TO STATEMENTS OF REVENUE AND DIRECT OPERATING
                 EXPENSES FOR CERTAIN OIL AND GAS PROPERTIES OF
            COX & PERKINS EXPLORATION, INC. ACQUIRED BY SEITEL, INC.


Note A - The Properties

On June 24, 1996, DDD Energy, Inc. ("DDD"), a wholly owned subsidiary of Seitel, Inc., acquired an additional working interest of approximately 28.5% in oil and gas exploration and production properties in Wharton County, Texas (the "Properties") from Cox & Perkins Exploration, Inc. ("Cox & Perkins") for approximately $25.2 million. The effective date of the transaction was April 1, 1996.


Note B - Basis for Presentation

During the periods presented, the Properties were not accounted for or operated as a separate division by Cox & Perkins. Certain costs, such as depreciation, depletion and amortization, general and administrative expenses, and corporate income taxes were not allocated to the Properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

Revenue and direct operating expenses included in the accompanying statements represent the net working interest acquired by DDD in the Properties and are presented on the accrual basis of accounting. Depreciation, depletion and amortization, allocated general and administrative expenses and corporate income taxes have been excluded.


Note C - Supplemental Oil and Gas Information (Unaudited)

Oil and Gas Reserves: Proved reserves represent estimated quantities of crude oil, condensate, natural gas and natural gas liquids that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions existing at the time the estimates were made. Proved developed reserves are proved reserves expected to be recovered through wells and equipment in place and under operating methods being utilized at the time the estimates were made.

The following table sets forth estimates of proved reserves and proved developed reserves of crude oil (including condensate and natural gas liquids) and natural gas attributable to the Properties. All 1995 reserve estimates presented herein were computed from reserve estimates prepared by Forrest A. Garb & Associates, Inc., independent petroleum reserve engineers, in connection with Seitel, Inc.'s Form 10-K for the year ended December 31, 1995. It should be noted that these reserve quantities are estimates and may be subject to substantial upward or downward revisions. The estimates were based on the most current and reliable information available at December 31, 1995; however, additional information obtained through future production and experience and additional development of existing reservoirs has and may continue to significantly alter previous estimates of proved reserves. Subsequent to December 31, 1995, additional exploratory and development drilling was done on the Properties resulting in an increase in the estimated reserves.

                                                     Oil              Gas
                                                    (Mbbl)          (MMcf)
                                                 -------------   --------------
Proved reserves at December 31, 1994                        -                -
    Extensions and discoveries..................          347            6,507
    Production..................................          (27 )           (503 )
                                                 =============   ==============
Proved reserves at December 31, 1995............          320            6,004
                                                 =============   ==============
Proved developed reserves -
  December 31, 1995.............................          241            4,920
                                                 =============   ==============
Proved reserves at April 1, 1996................          762           17,180
                                                 =============   ==============

                                       F-3
                                                                    Page 6 of 12

               NOTES TO STATEMENTS OF REVENUE AND DIRECT OPERATING
                 EXPENSES FOR CERTAIN OIL AND GAS PROPERTIES OF
            COX & PERKINS EXPLORATION, INC. ACQUIRED BY SEITEL, INC.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves: The following table sets forth the standardized measure of the discounted future net cash flows attributable to the Properties' proved oil and gas reserves as prescribed by Statement of Financial Accounting Standards No.
69. Future cash inflows were computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves. Future prices actually received may differ from the estimates in the standardized measure.

Future production and development costs represent the estimated future expenditures (based on current costs at December 31, 1995) to be incurred in developing and producing the proved reserves, assuming continuation of year-end economic conditions. Future income tax expenses were computed by applying statutory income tax rates to the difference between pre-tax net cash flows relating to the Properties' proved oil and gas reserves and the tax basis of proved oil and gas properties, adjusted for tax credits and allowances. The resulting annual net cash flows were then discounted to present value amounts by applying a 10 percent annual discount factor.

                                                                 December 31,
                                                                     1995
                                                                --------------
                                                                (in thousands)
Future gross revenue........................................... $       19,292
Future production costs........................................         (2,137)
Future development costs.......................................           (311)
                                                                --------------
Future net cash flows before income taxes......................         16,844
Future income taxes............................................         (4,748)
                                                                --------------
Future net cash flows..........................................         12,096

10 percent annual discount for estimated timing of cash flows..         (3,289)
                                                                --------------
Standardized measure of discounted future net cash flows....... $        8,807
                                                                ==============

As a result of the additional exploratory and development drilling done on the Properties, future net cash flows before income taxes and discounted future net cash flows before income taxes increased to the following amounts:

                                                                 April 1, 1996
                                                                 -------------
                                                                 (in thousands)
Future net cash flows before income taxes.....................  $       44,786
                                                                ==============
Future net cash flows before income taxes discounted at 10%...  $       36,863
                                                                ==============

The following are the principal sources of changes in the standardized measure of discounted future net cash flows for the year ended December 31, 1995 (in thousands):

                                                                         1995
                                                                   ------------
Standardized measure, beginning of year........................... $          -
Extensions and discoveries, net of related costs..................       13,360
Sales of oil and gas produced, net of production costs............       (1,114)
Net change in income taxes........................................       (3,439)
                                                                   ------------
Standardized measure, end of year................................. $      8,807
                                                                   ============

                                       F-4
                                                                    Page 7 of 12

SEITEL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited) Year Ended December 31, 1995
(In thousands, except per share amounts)


                                                                         Historical                         Pro Forma
                                                               -------------------------------    -------------------------------
                                                               Seitel, Inc.          The           Adjustments     Consolidated
                                                                                 Properties
                                                               --------------   --------------    --------------   --------------

REVENUE                                                         $      74,439     $     1,219      $           -     $     75,658

EXPENSES
  Depreciation, depletion and amortization                             26,872               -                610(a)        27,482
  Cost of sales                                                        13,071             105                  -           13,176
  Selling, general and administrative expenses                         15,393               -                120(b)        15,513
  Net interest expense                                                  3,078               -                  -            3,078
                                                               --------------   --------------    --------------   --------------
                                                                       58,414             105                730           59,249
                                                               --------------   --------------    --------------   --------------
Income from continuing operations before provision
  for income taxes                                                     16,025           1,114               (730)          16,409

Provision for income taxes                                              5,898               -                142(c)         6,040
                                                               --------------   --------------    --------------   --------------

INCOME FROM CONTINUING OPERATIONS                               $      10,127     $     1,114      $        (872)    $     10,369
                                                               ==============   ==============    ==============   ==============

Income from continuing operations per share:
  Primary                                                       $        1.03                                        $       1.05
                                                               ==============                                      ==============
  Assuming full dilution                                        $         .99                                        $       1.01
                                                               ==============                                      ==============

Weighted average number of common and
  common equivalent shares:
  Primary                                                               9,872                                               9,872
                                                               ==============                                      ==============
  Assuming full dilution                                               10,358                                              10,358
                                                               ==============                                      ==============


              The accompanying notes are an integral part of these
             pro forma condensed consolidated financial statements.




                                       F-5
                                                                    Page 8 of 12

SEITEL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited) Six Months Ended June 30, 1996
(In thousands, except per share amounts)


                                                                        Historical                          Pro Forma
                                                              --------------------------------   --------------------------------
                                                               Seitel, Inc      The               Adjustments      Consolidated
                                                                                Properties
                                                              --------------    --------------   --------------    --------------

REVENUE                                                         $     47,446      $     4,107      $          -      $    51,553

EXPENSES:
   Depreciation, depletion and amortization                           18,157                -             1,494 (a)       19,651
   Cost of sales                                                       7,669              371                 -            8,040
   Selling, general and administrative expenses                        8,849                -               485 (b)        9,334
   Net interest expense                                                1,311                -                 -            1,311
                                                               --------------   --------------    --------------   --------------
                                                                      35,986              371             1,979           38,336
                                                               --------------   --------------    --------------   --------------

Income from continuing operations before
   provision for income taxes                                         11,460            3,736            (1,979 )         13,217

Provision for income taxes                                             4,240                -               650 (c)        4,890
                                                               --------------   --------------    --------------   --------------

INCOME FROM CONTINUING OPERATIONS                               $      7,220      $     3,736      $     (2,629 )    $     8,327
                                                               ==============   ==============    ==============   ==============

Income from continuing operations per share:
   Primary                                                      $        .72                                         $       .82
                                                               ==============                                      ==============
   Assuming full dilution                                       $        .71                                         $       .81
                                                               ==============                                      ==============

Weighted average number of common and common equivalent shares:
   Primary                                                            10,131                                              10,131
                                                               ==============                                      ==============
   Assuming full dilution                                             10,248                                              10,248
                                                               ==============                                      ==============


              The accompanying notes are an integral part of these
             pro forma condensed consolidated financial statements.




                                       F-6
                                                                    Page 9 of 12

                          SEITEL, INC. AND SUBSIDIARIES
                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)


Note A - Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations reflect the combination of Seitel, Inc.'s historical results of operations with the historical revenue and direct operating expenses of certain oil and gas properties acquired from Cox and Perkins Exploration, Inc. (the "Properties"). Such statements of operations reflect income from continuing operations as if the acquisition of the Properties occurred at the beginning of the periods presented.

A pro forma balance sheet has not been presented as the acquisition of the Properties was reflected in Seitel, Inc.'s balance sheet as of June 30, 1996, included in Seitel, Inc.'s From 10-Q for the quarterly period ended June 30, 1996.

The pro forma data are based on assumptions and include adjustments as explained in Note B below. The pro forma data are not necessarily indicative of the financial results that would have occurred had the transaction been effective on and as of the dates referenced above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with Seitel, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, and the Statements of Revenue and Direct Operating Expenses included elsewhere in this Form 8-K.


Note B - Pro Forma Adjustments

The  unaudited  pro  forma  statements  of  operations   reflect  the  following
adjustments:

     (a) To record incremental depreciation, depletion and amortization expense related to the purchase of the Properties.

     (b) To record increases in general and administrative expenses as a result of the purchase of the Properties.

     (c) To record additional income tax expense relating to the excess of revenue over direct operating expenses of the Properties and the pro forma adjustments, assuming an effective federal and state tax rate of 37 percent.




                                       F-7
                                                                   Page 10 of 12

                                 EXHIBIT INDEX
                                 -------------

                                                                          Page
                                                                          -----
     23.1      Consent of Independent Public Accountants                   12










                                                                   Page 11 of 12